UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 25, 2005 (May 19, 2005)
Date of Report (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420
(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) with the Securities and Exchange Commission on May 20, 2005 (the “May 20th 8-K”), on May 19, 2005, the Company’s Board of Directors approved a strategic restructuring to focus the Company’s resources on its most promising assets and programs and significantly reduce its cost structure.  The strategic restructuring includes, among other actions, voluntarily discontinuing promotional activities related to Plenaxis® and the sale of Plenaxis® for new patients in the United States, and an approximate 60% reduction in the Company’s workforce.  As part of the reduction in force, the position of Senior Vice President, Sales and Marketing, currently held by Michael J. Keavany, an executive officer of the Company, is being eliminated, and on May 19, 2005 the Company’s Board of Directors approved a severance arrangement for Mr. Keavany. Under this arrangement, the Company has agreed to pay Mr. Keavany severance at his current base salary rate, and reimburse him for COBRA premium payments if he elects continued medical and/or dental coverage under Company sponsored plans, from his July 20, 2005 employment termination date through May 21, 2006.  These severance benefits are included in the estimate of cash restructuring charges associated with the reduction in force disclosed under Item 2.05 in the May 20th 8-K, and are subject to Mr. Keavany continuing to work through July 20, 2005 and his execution (and non-revocation) of and continued compliance with a release agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2005	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer, Treasurer and Assistant Secretary